Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated June 10, 2025, in this Registration Statement on Form F-1 of Robo.ai Inc. (formerly known as NWTN, Inc.), with respect to the consolidated financial statements of NWTN, Inc. and its subsidiaries. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

September 23, 2025